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                                                                   Exhibit 10.39


                           VOTING AND LOCKUP AGREEMENT


                  This Voting and Lockup Agreement (this "Agreement") dated as of December 14, 2000 between the stockholder listed on the signature page hereto ("Stockholder") and Deutsche Telekom AG, an Aktiengesellschaft organized and existing under the laws of the Federal Republic of Germany ("Purchaser").

                  1. Certain Definitions. (a) For the purposes of this Agreement, the following capitalized terms used shall have the respective meanings given to such terms as follows:

                  "Affiliate" of a person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person.

                  "Merger Agreement" means that certain Agreement and Plan of Merger by and among Purchaser, Bega, Inc. and Target dated as of July 23, 2000, as amended and restated on September 28, 2000.

                  "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, entity or group (as defined in the Securities Exchange Act of 1934, as amended) or a governmental or regulatory authority.

                  "Record Date" means the record date established for the Target Stockholders' Meeting.

                  "Registration Statement" means one or more registration statements to be filed with the Securities and Exchange Commission by Purchaser in connection with the issuance of its securities in the Merger.

                  "Rights" means any warrants, options or other rights to acquire or receive shares of Target Common Stock or other voting capital stock of Target.

                  "Shares" means any shares of Target Common Stock.

                  "Subsequent Determination" means a determination by the Board of Directors of Target not to recommend the approval and adoption of the Merger Agreement by holders of Target Common Stock.

                  "Subsidiary" means any Person on the date of determination of which Target or Purchaser, as the case may be (either alone or through or together with any other Subsidiary or Subsidiaries), owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity interests the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such Person.

                  "Target" means VoiceStream Wireless Corporation, a Delaware corporation.
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                  "Target Common Stock" means a share of common stock, par value
$0.001 per share, of Target.

                  "Target Stockholders' Meeting" means a meeting of the stockholders of Target duly convened under Delaware Law following the effectiveness of the Registration Statement for the purposes of obtaining approval by the holders of Target Shares of the transactions contemplated by the Merger Agreement.

                  "Total Number of Shares" has the meaning set forth in Section 2(c).

                  "Transfer" means, with respect to any security, the sale, transfer, pledge, hypothecation, encumbrance, assignment or constructive sale or other disposition of such security or the record or beneficial ownership thereof, the offer to make such a sale, transfer, constructive sale or other disposition, and each agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing. The term "constructive sale" means a short sale with respect to such security, entering into or acquiring an offsetting derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any transaction that has substantially the same effect as any of the foregoing; provided, however, that the term "constructive sale" shall not include transactions involving the purchase and sale of securities tracking a broad-based stock index excluding the DAX Index.

                  (b) For the purposes of this Agreement, the words "beneficially owned" or "beneficial ownership" shall include, with respect to any securities, the beneficial ownership by Stockholder and by any direct or indirect Subsidiary of Stockholder.

                  (c) All other capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement.

                  2.       Restriction on Transfer; Other Restrictions.

                  (a) Stockholder agrees not to Transfer or agree to Transfer any Shares or Rights owned of record or beneficially by Stockholder, except as otherwise permitted by this Section 2 or pursuant to the Merger Agreement or Transfers to any Affiliate of Stockholder who agrees in writing to be bound by the terms of this Agreement, other than with Purchaser's prior written consent.

                  (b) From the date hereof until the earlier of January 1, 2001 and the date of the Target Stockholders' Meeting or, if sooner, the termination of the Merger Agreement, Stockholder may Transfer only up to 49.9% of Stockholder's Total Number of Shares.

                  (c) For purposes of Section 2(b), Stockholder's "Total Number of Shares" is equal to the aggregate number of shares of Target Common Stock owned of record or beneficially by the Stockholder as a result of the exercise of exchange rights to acquire shares of Target Common Stock after July 1, 2000.

                  (d) Stockholder hereby irrevocably waives any rights of appraisal or rights to dissent from the Merger that Stockholder may have.

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                  3.       Agreement to Vote. (a) Stockholder hereby irrevocably
and unconditionally agrees to vote or to cause to be voted or provide a consent with respect to all Shares that it owns of record or beneficially as of the Record Date at the Target Stockholders' Meeting and at any other annual or special meeting of stockholders of Target or action by written consent where such matters arise (i) in favor of the Merger and the Merger Agreement and approval of the terms thereof and (ii) against, and Stockholder will not consent to, approval of any Alternative Transaction or the liquidation or winding up of Target. The obligations of Stockholder specified in this Section 3 shall apply whether or not the Board of Directors of Target makes a Subsequent
Determination.

                  (b) In furtherance of the agreements contained in Section 3(a) hereof, Stockholder hereby agrees (i) to complete and send the proxy card received by Stockholder with the Target Proxy Statement, so that such proxy card is received by Target, as prescribed by the Target Proxy Statement, not later than the fifth Business Day preceding the day of the Target Stockholders' Meeting, (ii) to vote, by completing such proxy card but not otherwise, all the Shares he or it owns of record or beneficially as of the record date for the Target Stockholders' Meeting (A) in favor of the Merger and the Merger Agreement and (B) if the opportunity to do so is presented to such Stockholder on the proxy card, against any Alternative Transaction and (iii) not to revoke any such proxy.

                  4.       Miscellaneous.

                  (a) Execution in Counterparts. This Agreement may be executed in counterparts, each of which shall be an original with the same effect as if the signatures hereto and thereto were upon the same instrument.

                  (b) Specific Performance. Stockholder agrees with Purchaser as to itself that if for any reason Stockholder fails to perform any of its agreements or obligations under this Agreement, irreparable harm or injury to Purchaser would be caused as to which money damages would not be an adequate remedy. Accordingly, Stockholder agrees that, in seeking to enforce this Agreement against Stockholder, Purchaser shall be entitled, in addition to any other remedy available at law, equity or otherwise, to specific performance and injunctive and other equitable relief. The provisions of this Section 4(b) are without prejudice to any other rights or remedies, whether at law or in equity, that Purchaser may have against Stockholder for any failure to perform any of its agreements or obligations under this Agreement.

                  (c)      Amendments; Termination.

                           (i)      This Agreement, including this Section 4(c),
may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

                           (ii)     The provisions of this Agreement shall
terminate upon the earliest to occur of (A) the consummation of the Merger, (B) the termination of the Merger Agreement, and (C) except for Section 3 of this Agreement, January 1, 2001.

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                  (d)      Governing Law; Submission and Jurisdiction.

                           (i)      This Agreement shall be governed by and
construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of laws interest.

                           (ii)     Each of the parties hereto irrevocably
agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereby brought by the other party hereto or its successors or assigns shall be brought and determined only in the United States District Court for the State of Delaware or, in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the courts of the State of Delaware. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (A) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve in accordance with this Section 4(d)(ii) or that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (B) to the fullest extent permitted by the applicable law, that (x) the suit, action or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper and (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 4(f) shall be deemed effective service of process on such party.

                  (e) Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal successors and permitted assigns; provided that, except as otherwise provided in this Agreement, no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement.

                  (f) Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date of receipt and shall be delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested), sent by overnight courier or sent by telecopy, to the parties at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

                            (i)     if to a Stockholder, at the address
                                    appearing below or at any other address that such Stockholder may have provided in writing to Purchaser,

                                         Cook Inlet Region, Inc.
                                         2525 C Street, Suite 500
                                         Anchorage, Alaska 99503

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                                          Attention: Mark Kroloff
                                          Facsimile:  (907) 263-5182

                           (ii)     if to Purchaser:

                                          Deutsche Telekom AG
                                          140 Friedrich-Ebert-Allee
                                          53113 Bonn
                                          Germany
                                          Attention:  Kevin Copp
                                          Facsimile:  49-228-181-44177

                  (g) Waiver of Immunity. Purchaser agrees that, to the extent that it or any of its property is or becomes entitled at any time to any immunity on the grounds of sovereignty or otherwise based upon its status as an agency or instrumentality of government from any legal action, suit or proceeding or from setoff or counterclaim relating to this Agreement from the jurisdiction of any competent court, from service of process, from attachment prior to judgment, from attachment in aid of execution of a judgment, from execution pursuant to a judgment or arbitral award, or from any other legal process in any jurisdiction, it, for itself and its property expressly, irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity with respect to such matters arising with respect to this Agreement or the subject matter hereof (including any obligation for the payment of money). Purchaser agrees that the waiver in this provision is irrevocable and is not subject to withdrawal in any jurisdiction or under any statute, including the Foreign Sovereign Immunities Act, 28 U.S.C. Section 1602 et seq. The foregoing waiver shall constitute a present waiver of immunity at any time any action is initiated against Purchaser with respect to this Agreement.

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                  IN WITNESS WHEREOF, the parties hereto have executed this
Stockholders Agreement as of this 14th day of December, 2000.

                             PURCHASER:
                             DEUTSCHE TELEKOM AG



                             By:   /s/ Kevin Copp
                                ------------------------------------
                                Name:  Kevin Copp
                                Title: Head of International Legal Affairs




                             STOCKHOLDER:
                             COOK INLET REGION, INC.


                             By:   /s/ Craig A. Floerchinger
                                ------------------------------------
                                Name:  Craig A. Floerchinger
                                Title: Vice President, Finance and Accounting



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